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Exhibit 99.1

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports First Quarter 2022 Results

Core Mall Sales Per Square Foot Reach $613 in March, up from $603 at Year End

Strong Leasing Activity Resulted in Core Mall Leased Space at 94.0%

Asset Sales in Process Increased to $275 Million

Philadelphia, May 5, 2022 - PREIT (NYSE: PEI) today reported results for the three months ended March 31, 2022. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended March 31,
(per share amounts)	2022	2021
Net loss - basic and diluted	$(0.49)	$(0.64)
FFO	$(0.01)	$(0.14)
FFO, as adjusted	$(0.06)	$(0.15)

“Our portfolio of assets continues to draw interest from investors and tenants interested in assets and parcels. We continue to focus on executing on the near-term plan to exercise our credit facility extension and our longer-term plan to improve our balance sheet through land and asset sales, ” said Joseph F. Coradino, Chairman and CEO of PREIT. “The team's attention is on executing on our plan to improve our portfolio valuation through strong leasing and operating results and our capital position through asset sales. This quarter's performance demonstrates the proficiency of our team, driving strong net operating income results and an increase in transactions in process to $275 million based on growing interest."

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•
Same Store NOI, excluding lease termination revenue, increased 16.0% for the three months ended March 31, 2022 compared to the three months ended March 31, 2021.
o
For the quarter, results were primarily impacted by a strong leasing and sales environment resulting in increased rent, percentage rent, percent sales and common area revenue of $3.5 million, and a decrease in credit losses for challenged tenants of $2.1 million compared to the three months ended March, 31, 2021.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 500 basis points to 92.7% compared to the first quarter 2021. Core Mall Non-anchor Occupancy increased 290 basis points, sequentially, to 88.8%.
•
Total Core Mall leased space, at 94.0%, exceeds occupied space by 130 basis points, and core mall non-anchor leased space, at 90.7%, exceeds occupied space by 190 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended March 31, 2022, core mall comparable sales grew by 18.6% to $613 per square foot.
•
Average renewal spreads for the three months ended March 31, 2022 improved to 3.7%. Sequentially, average renewal spreads for tenants less than 10,000 square feet improved from (11.0%) for the quarter ended December 31, 2021 to 3.8% for the quarter ended March 31, 2022.
•
The Company made notable advances in its capital-raising efforts and is now underway with $275 million in transactions and anticipates closing approximately $109 million in sales prior to June 30, 2022.

Leasing and Redevelopment

•
408,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of $6.8 million.
•
Leasing momentum continues to build with transactions executed for 203,000 square feet of occupancy thus far in 2022.
•
Construction is expected to begin this year on a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD.
•
A lease has been executed with Tilted 10 and Tilt Studio, an action-packed bi-level 104,000 square foot indoor family entertainment center at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience, and is expected to open in the third quarter 2022.
•
Phoenix Theatres at Woodland Mall, occupying 47,000 square feet, opened in April 2022.
•
HomeGoods at Cumberland Mall opened in March 2022 occupying 23,000 square feet.
•
Landlord work is underway for a new prototype, 32,000 square foot, LEGO® Discovery Center at Springfield Town Center with expected opening in third quarter 2023.
•
New-to-portfolio tenants have been executed at Cherry Hill Mall for occupancy in 2022: Marc Cain and Warby Parker are now open and Eddie V's Prime Seafood is expected to open later this year.

Primary Factors Affecting Financial Results for the Three Months Ended March 31, 2022 and 2021

•
Net loss attributable to PREIT common shareholders was $39.3 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.49 per basic and diluted share for the three months ended March 31, 2022, compared to net loss attributable to PREIT

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common shareholders of $49.6 million, or $0.64 per basic and diluted share for the three months ended March 31, 2021.
•
Funds from Operations showed significant improvement over the quarter ended March 31, 2021 driven by increases in real estate revenue, a gain on sale of the preferred share interest resulting from the sale of our interest in land in New Garden, PA, reduced general and administrative and restructuring costs offset by a gain on hedge ineffectiveness that impacted the quarter ended March 31, 2021.
•
Same Store NOI, including lease terminations, increased by $6.8 million, or 18.0%. The increase is primarily due to higher rent, percent sales, percentage rent and lease termination revenue, and decrease in credit losses as compared to the prior year.
•
FFO for the three months ended March 31, 2022 was $(0.01) per diluted share and OP Unit compared to $(0.14) per diluted share and OP Unit for the three months ended March 31, 2021.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended March 31, 2022 and 2021 is included on page 15.

Liquidity and Financing Activities

As of March 31, 2022, the Company had $76.2 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $110.5 million.

In March 2022, the mortgage loan secured by Gloucester Premium Outlets was extended for one year.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multi-family development in the aggregate amount of $72.0 million. The agreements are with multiple buyers across four properties for over 1,800 units as part of the Company’s previously announced multi-family land sale plan. Of particular note, the transaction for the multi-family land sale at Exton Square Mall is factored into the asset sale price noted below. Closing on these transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. The Company has an executed LOI for the sale of a parcel for hotel development at Springfield Town Center for $2.7 million. Closing on these transactions is subject to customary due diligence provisions and securing entitlements.

Other Parcels: In February, we completed the redemption of preferred equity issued as part of the sale of our New Garden land parcel. In connection with this settlement, we received approximately $2.5 million. The Company expects to close on the sale of an anchor box at Valley View Mall in the second quarter for $2.8 million. In March, the Company executed a purchase and sale agreement for the sale of Exton Square Mall for $27.5 million. In April, we executed a purchase and sale agreement for the sale of the former Sears TBA location at Moorestown Mall for $3.35 million.

2022 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday May 5, 2022, to review the Company’s results and future outlook. To listen to the call, please dial 1(844) 200-6205 (domestic toll free), or 1(646) 904-5544 (international), and request to join the PREIT call, Conference ID 949541, at least fifteen minutes before the

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scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of

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funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months ended March 31, 2022 and 2021, to show the effect of such items as provision for employee separation expense, gain or loss on sale of preferred equity interests, gain or loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on hedge ineffectiveness and reorganization expenses.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, equity in loss/income of partnerships and gain/loss on sale of preferred equity shares.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Unconsolidated Properties and Proportionate Financial Information

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties,” we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions.

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While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Properties

Core Properties include all operating retail properties except for Exton Square Mall. Valley View Mall was previously designated a non-core property, as we no longer operate this property. Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruptions and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

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•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2021 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. Any forward-looking statements made by us speak only as of the date on which they are made, and we do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

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Selected Financial Data

	Three Months Ended March 31,
(in thousands of dollars)	2022	2021
REVENUE:
Real estate revenue:
Lease revenue	$63,440	$59,908
Expense reimbursements	4,144	3,899
Other real estate revenue	1,610	1,471
Total real estate revenue	69,194	65,278
Other income	241	125
Total revenue	69,435	65,403
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(27,872)	(27,831)
Utilities	(3,561)	(2,964)
Other property operating expenses	(2,140)	(2,364)
Total property operating expenses	(33,573)	(33,159)
Depreciation and amortization	(29,110)	(29,839)
General and administrative expenses	(11,483)	(11,831)
Provision for employee separation expenses	(84)	(92)
Project costs and other expenses	(60)	(101)
Total operating expenses	(74,310)	(75,022)
Interest expense, net	(31,391)	(30,731)
Reorganization expenses	-	(197)
Total expenses	(105,701)	(105,950)
Loss before equity in loss of partnerships and gain on sale of preferred equity interest	(36,266)	(40,547)
Equity in loss of partnerships	(395)	(3,433)
Gain on sale of preferred equity interest	3,688	-
Net loss	(32,973)	(43,980)
Less: net loss attributable to noncontrolling interest	504	1,234
Net loss attributable to PREIT	(32,469)	(42,746)
Less: preferred share dividends	(6,844)	(6,844)
Net loss attributable to PREIT common shareholders	$(39,313)	$(49,590)

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Selected Financial Data

	Three Months Ended March 31,
(in thousands, except per share amounts)	2022	2021
Net loss	$(32,973)	$(43,980)
Noncontrolling interest	504	1,234
Preferred share dividends	(6,844)	(6,844)
Net loss used to calculate loss per share—basic and diluted	$(39,313)	$(49,590)
Basic and diluted loss per share:	$(0.49)	$(0.64)

(in thousands of shares)
Weighted average shares outstanding—basic	79,577	77,647
Effect of common share equivalents(1)	—	—
Weighted average shares outstanding—diluted	79,577	77,647

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

	Three Months Ended March 31,
(in thousands of dollars)	2022	2021
Comprehensive loss:
Net loss	$(32,973)	$(43,980)
Unrealized gain (loss) on derivatives	5,807	2,601
Amortization of settled swaps	-	3
Total comprehensive loss	(27,166)	(41,376)
Less: comprehensive loss attributable to noncontrolling interest	431	1,170
Comprehensive loss attributable to PREIT	$(26,735)	$(40,206)

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Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (iv) and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
(in thousands, except per share amounts)	2022	2021
Net loss	$(32,973)	$(43,980)
Depreciation and amortization on real estate:
Consolidated properties	28,798	29,491
PREIT’s share of equity method investments	3,022	3,187
Funds from operations attributable to common shareholders and OP Unit holders	(1,153)	(11,302)
Provision for employee separation expenses	84	92
Gain on hedge ineffectiveness	-	(1,303)
Gain on sale of preferred equity interest	(3,688)	-
Reorganization expenses	-	197
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	(4,757)	(12,316)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.01)	$(0.14)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.06)	$(0.15)

(in thousands of shares)
Weighted average number of shares outstanding	79,577	77,647
Weighted average effect of full conversion of OP Units	1,031	1,976
Effect of common share equivalents	0	691
Total weighted average shares outstanding, including OP Units	80,608	80,314

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Selected Financial Data

NOI for the three months ended March 31, 2022 and 2021:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$36,122	$32,707	$3,415	10.4%	$(500)	$(588)	$35,622	$32,119
NOI attributable to equity method investments, at ownership share	8,442	5,060	3,382	66.8%	(13)	(18)	8,429	5,042
Total NOI	44,564	37,767	6,797	18.0%	(513)	(606)	44,051	37,161
Less: lease termination revenue	802	36	766	2,127.8%	-	-	802	36
Total NOI excluding lease termination revenue	$43,762	$37,731	$6,031	16.0%	$(513)	$(606)	$43,249	$37,125

PREIT / 12 Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31,
(in thousands of dollars)	2022	2021
Net loss	$(32,973)	$(43,980)
Other income	(241)	(125)
Depreciation and amortization	29,110	29,839
General and administrative expenses	11,483	11,831
Provision for employee separation expense	84	92
Project costs and other expenses	60	101
Interest expense, net	31,391	30,731
Reorganization expenses	-	197
Equity in loss (income) of partnerships	395	3,433
Gain on sale of preferred equity interest	(3,688)	-
NOI from consolidated properties	35,621	32,119
Less: Non Same Store NOI of consolidated properties	(500)	(588)
Same Store NOI from consolidated properties	36,122	32,707
Less: Same Store lease termination revenue	9	36
Same Store NOI excluding lease termination revenue	$36,113	$32,671

PREIT / 13 Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles equity in (loss) income of partnerships to NOI of equity method investments at ownership share for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
Equity in loss of partnerships	$(395)	$(3,433)
Other income	-	-
Depreciation and amortization	3,022	3,187
Interest and other expenses	5,802	5,288
Net operating income from equity method investments at ownership share	8,429	5,042
Less: Non Same Store NOI from equity method investments at ownership share	(13)	(18)
Same Store NOI of equity method investments at ownership share	8,442	5,060
Less: Same Store lease termination revenue	793	-
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$7,649	$5,060

PREIT / 14 Pennsylvania Real Estate Investment Trust

Selected Financial Data

(in thousands, except per share amounts)	March 31, 2022	December 31, 2021
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,113,736	$3,156,194
Construction in progress	45,146	45,828
Land held for development	4,339	4,339
Total investments in real estate	3,163,221	3,206,361
Accumulated depreciation	(1,417,522)	(1,405,260)
Net investments in real estate	1,745,699	1,801,101
INVESTMENTS IN PARTNERSHIPS, at equity:	12,749	16,525
OTHER ASSETS:
Cash and cash equivalents	45,554	43,852
Tenant and other receivables, net	36,036	42,501
Intangible assets, net	9,752	10,054
Deferred costs and other assets, net	123,957	128,923
Assets held for sale	42,416	8,780
Total assets	$2,016,163	$2,051,736
LIABILITIES:
Mortgage loans payable, net	$844,987	$851,283
Term Loans, net	971,761	959,137
Revolving Facility	53,818	54,549
Tenants’ deposits and deferred rent	11,177	10,180
Distributions in excess of partnership investments	69,344	71,570
Fair value of derivative liabilities	2,613	8,427
Accrued expenses and other liabilities	77,319	89,543
Total liabilities	2,031,019	2,044,689
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $97,381 and $95,791 at March 31, 2022 and December 31, 2021, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $194,235 and $191,130 at March 31, 2022 and December 31, 2021, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $140,040 and $137,891 at March 31, 2022 and December 31, 2021, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 79,260 and 80,200 shares issued and outstanding at March 31, 2022 and December 31, 2022, respectively	80,617	80,200
Capital contributed in excess of par	1,781,859	1,777,013
Accumulated other comprehensive loss	(3,096)	(8,830)
Distributions in excess of net income	(1,864,844)	(1,832,375)
Total equity—Pennsylvania Real Estate Investment Trust	(5,310)	16,162
Noncontrolling interest	(9,546)	(9,115)
Total equity (deficit)	(14,856)	7,047
Total liabilities and equity	$2,016,163	$2,051,736

PREIT / 15 Pennsylvania Real Estate Investment Trust

Selected Financial Data

Changes in Funds from Operations for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended March 31	Per Diluted Share and OP Unit
Funds from Operations, as adjusted March 31, 2021	$(12,316)	$(0.15)

Changes - Q1 2021 to Q1 2022

Contribution from anchor replacements and new box tenants	247	-
Impact from bankruptcies	30	-
Other leasing activity, including base rent and net CAM and real estate tax recoveries	1,737	0.02
Lease termination revenue	(27)	-
Credit losses	1,173	0.02
Other	255	-
Same Store NOI from unconsolidated properties	3,382	0.04
Same Store NOI	6,797	0.08
Non Same Store NOI	93	-
General and administrative expenses	348	0.01
Capitalization of leasing costs	28	-
Other	1,477	0.02
Interest expense, net	(1,184)	(0.02)
Funds from Operations, as adjusted March 31, 2022	(4,757)	(0.06)
Provision for employee separation expense	(84)	-
Gain on sale of preferred equity interest	3,688	0.05
Funds from Operations, March 31, 2022	$(1,153)	$(0.01)